UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

MDWerks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56299	33-1095411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Walnut Street, Suite 20125 Green Cove Springs, FL	32043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 501-0019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On November 7, 2024, MDWerks, Inc.,a Delaware corporation (the “Company”), by written consent of the Board of Directors of the Company (the “Board”), purchased 8,957,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, representing all of the issued and outstanding shares of Series A Convertible Preferred Stock of the Company from Tradition Reserve I LLC, a New York limited liability company, in exchange for $10.00. The result of the purchase leaves no Series A Convertible Preferred Stock outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2024, by written consent of the Board dated November 6, 2024, executed individual Employment Agreements with Steven Laker, Chief Executive Officer and Chief Financial Officer of the Company (“Mr. Laker”) and James Cassidy, Chairman of the Board of Directors (“Mr. Cassidy”).

Employment Agreement with Steven Laker

Mr. Laker, who is experienced in overseeing strategic direction, corporate governance and key decision-making as well as playing a role in shaping the overall business strategy for the Company, and who has held the position of Chief Executive Officer and Executive of the Company, and the Company (collectively the “Parties”) have entered the Employment Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein, with a brief description of the terms and conditions as follows:

The Employment Agreement is retroactive to July 15, 2024, after which time, it provides for an initial term of 36 months, commencing on November 7, 2024 (the “Effective Date”), and continuing for a period of five (5) years unless otherwise terminated in accordance with the Employment Agreement. Thereafter, the Employment Agreement and its terms shall automatically be renewed for additional five (5) year periods, unless written notice of the election not to renew the Term at least ninety (90) days is given, prior to any such renewal date.

Mr. Laker shall diligently perform the following on behalf of the Company: (a) provide strategic vision and direction on its key business decisions; (b) oversee executive management; (c) interact with the Board of Directors; (d) form Board committees and appoint committee heads and (e) perform such other functions customarily undertaken by an executive engaged as Chief Executive Officer.

In consideration of Mr. Laker’s service as Chief Executive Officer, the Company shall pay Mr. Laker $180,000 for the period between July 15, 2024, through December 31, 2025. For the period of January 1, 2026, through December 31, 2026, the Company shall pay Mr. Laker $225,000. For the period of January 1, 2027, through December 31, 2027, the Company shall pay Mr. Laker $250,000. For the period of January 1, 2028, through December 31, 2028, the Company shall pay Mr. Laker $300,000. For the period of January 1, 2029, through December 31, 2029, the Company shall pay Mr. Laker $350,000.

Mr. Laker shall receive certain cash and equity performance-based bonuses starting January 1, 2025, on a quarterly basis for a period of two (2) years of the Term of up to a cash bonus equating to twenty five percent (25%) of his then-current base salary. Upon the conclusion on the two (2) years Mr. Laker shall thereafter receive performance-based bonuses on an annual basis, of up to fifty percent (50%) of his then-current base salary payable as fifty percent (50%) cash and fifty percent (50%) in Company stock. For any calendar year(s) where the Company’s gross revenue has increased a minimum of fifteen percent (15%) from its prior year gross revenue for that corresponding calendar year(s) Mr. Laker shall be entitled to a cash bonus equating to one hundred percent (100%) of his then-current base salary payable as fifty percent (50%) cash and (2) fifty percent (50%) in Company stock. For any calendar year(s) where the Company’s gross revenue has increased a minimum of twenty five percent (25%) from its prior year gross revenue for that corresponding calendar year(s) Mr. Laker shall be entitled to a cash bonus equating to one hundred fifty percent (150%) of his then-current base salary payable as fifty percent (50%) cash and fifty percent (50%) Company stock.

Upon Execution of the Agreement, the Company issued five hundred thousand (500,000) shares of the Company’s stock to Mr. Laker, which share vest according to a vesting schedule, as set forth in the Employment Agreement. Mr. Laker is also eligible to receive an additional three million shares (3,000,000) of the Company’s stock based on the Company’s performance as determined benchmarks set forth in the Employment Agreement.

Mr. Laker will be entitled to receive prompt reimbursement for all reasonable expenses he incurs in connection with his services on behalf of the Company on terms which are consistent with those offered to the senior executives of the Company and subject to the Company’s requirements with respect to reporting and documentation of such expenses. Mr. Laker will be entitled to additional fringe benefits, including dental and health benefits and paid vacation on terms at least as preferential as those offered to any senior executive of the Company. Mr. Laker shall also be entitled to participate in any and all Company retirement and/or pension plans as may become available to any senior executive of the Company on terms at least as preferential as those offered to any other senior executive of the Company.

In the event Company terminates Mr. Laker for a reason other than With Notice For Cause or Terminated Immediately For Cause as defined by the Employment Agreement, Mr. Laker is entitled to severance pay equating to twelve (12) months of his then-current Base Salary along with full vesting acceleration of any and all unvested stock provided for in the Employment Agreement. Mr. Laker shall also be entitled to an Executive Severance Package in the event of resignation With Cause Upon Notice, an Immediate Resignation For Cause or a Resignation by Mutual Agreement as defined by the Employment Agreement.

During his term, Mr. Laker will have access to, and be the recipient of, certain confidential information concerning the business, and therefore agrees that he will not, during the Term of this Agreement and for a period of two (2) years thereafter, directly or indirectly, disclose or make use for his own purposes or for the benefit of any person other than the Company. The Employment Agreement also contains certain restrictive covenants prohibiting Mr. Laker from competing against the Company. The Parties have agreed to not make directly or indirectly any disparaging comments regarding each other, and to hold each other harmless regarding certain liabilities, warranties, covenants and claims, damages and losses.

Mr. Laker’s Employment Agreement is automatically terminated upon death. In the event of Mr. Laker’s death, all compensation owed to Mr. Laker shall be paid to his spouse or other beneficiaries. If, during the Term, Mr. Laker is incapacitated due to physical or mental illness or incapacity for more than thirty (30) days, in the aggregate during any 12-month period, the Company may, upon a minimum of ten (10) days’ prior written notice notify Mr. Laker that the Employment Agreement has been terminated, however, Mr. Laker shall be entitled to receive salary, benefits, and reimbursable expenses owed to him through the date of termination.

Employment Agreement with James Cassidy

Mr. Cassidy, who is experienced as the Chairman of the Board of Directors of the Company, and the Company (collectively the “Parties”) have entered the Employment Agreement, attached hereto as Exhibit 10.2and incorporated by reference herein, with a brief description of the terms and conditions as follows:

The Employment Agreement is retroactive to January 1, 2024, commences on November 7, 2024 (the “Effective Date”), and continues for a period of five (5) years unless otherwise terminated in accordance with the Employment Agreement. Thereafter, the Employment Agreement and its terms shall automatically be renewed for additional five (5) year periods, unless written notice of the election not to renew the Term at least ninety (90) days is given, prior to any such renewal date.

Mr. Cassidy shall diligently perform the following on behalf of the Company: (a) provide strategic vision and direction on its key business decisions; (b) oversee executive management; (c) interact with the Board of Directors; (d) form Board committees and appoint committee heads and (e) perform such other functions customarily undertaken by an executive engaged as Executive Chairman of the Board of Directors.

During his term, Mr. Cassidy will have access to, and be the recipient of, certain confidential information concerning the business, and therefore agrees that he will not, during the Term of this Agreement and for a period of two (2) years thereafter, directly or indirectly, disclose or make use for his own purposes or for the benefit of any person other than the Company. The Employment Agreement also contains certain restrictive covenants prohibiting Mr. Cassidy from competing against the Company. The Parties have agreed to not make directly or indirectly any disparaging comments regarding each other, and to hold each other harmless regarding certain liabilities, warranties, covenants and claims, damages and losses.

In consideration of Mr. Cassidy’s service as Chairman of the Board of Directors, the Company shall pay Mr. Cassidy $180,000 for the period between July 15, 2024, through December 31, 2025. For the period of January 1, 2026, through December 31, 2026, the Company shall pay Mr. Cassidy $225,000. For the period of January 1, 2027, through December 31, 2027, the Company shall pay Mr. Cassidy $250,000. For the period of January 1, 2028, through December 31, 2028, the Company shall pay Mr. Cassidy $300,000. For the period of January 1, 2029, through December 31, 2029, the Company shall pay Mr. Cassidy $350,000.

Mr. Cassidy shall receive certain cash and equity performance-based bonuses starting January 1, 2025, on a quarterly basis for a period of two (2) years of the Term of up to a cash bonus equating to twenty five percent (25%) of his then-current base salary. Upon the conclusion on the two (2) years Mr. Cassidy shall thereafter receive performance-based bonuses on an annual basis, as follows: For any calendar year(s) where the Company’s gross revenue has increased a minimum of ten percent (10%) from its prior year gross revenue for that corresponding calendar year(s), Mr. Cassidy shall be entitled to a cash bonus equating to fifty percent (50%) of his then-current Base Salary payable as follows: (1) fifty percent (50%) in cash and fifty percent (50%) in Company stock vesting on a prorated consecutive twenty four (24) calendar month basis. For any calendar year(s) where the Company’s gross revenue has increased a minimum of fifteen percent (15%) from its prior year gross revenue for that corresponding calendar year(s) Mr. Cassidy shall be entitled to a cash bonus equating to one hundred percent (100%) of his then-current Base Salary payable as fifty percent (50%) in cash and fifty percent (50%) in Company stock. For any calendar year(s) where the Company’s gross revenue has increased a minimum of twenty five percent (25%) from its prior year gross revenue for that corresponding calendar year(s) Mr. Cassidy shall be entitled to a cash bonus equating to one hundred fifty percent (150%) of his then-current Base Salary payable as follows: (1) fifty percent (50%) in cash within thirty (30) days of the conclusion of any such calendar year(s); and (2) fifty percent (50%) in Company stock.

Upon Execution of the Agreement, the Company issued five hundred thousand (500,000) shares of the Company’s stock to Mr. Cassidy, which share vest according to a vesting schedule, as set forth in the Employment Agreement. Mr. Cassidy is also eligible to receive an additional three million shares (3,000,000) of the Company’s stock based on the Company’s performance as determined benchmarks set forth in the Employment Agreement.

Mr. Cassidy will be entitled to receive prompt reimbursement for all reasonable expenses he incurs in connection with his services on behalf of the Company on terms which are consistent with those offered to the senior executives of the Company and subject to the Company’s requirements with respect to reporting and documentation of such expenses. Mr. Cassidy will be entitled to additional fringe benefits, including dental and health benefits and paid vacation on terms at least as preferential as those offered to any senior executive of the Company. Mr. Cassidy shall also be entitled to participate in any and all Company retirement and/or pension plans as may become available to any senior executive of the Company on terms at least as preferential as those offered to any other senior executive of the Company.

In the event Company terminates Mr. Cassidy for a reason other than With Notice For Cause or Terminated Immediately For Cause as defined by the Employment Agreement, Mr. Cassidy is entitled to severance pay equating to twelve (12) months of his then-current Base Salary along with full vesting acceleration of any and all unvested stock provided for in the Employment Agreement. Mr. Cassidy shall also be entitled to an Executive Severance Package in the event of resignation With Cause Upon Notice, an Immediate Resignation For Cause or a Resignation by Mutual Agreement as defined by the Employment Agreement.

Mr. Cassidy’s Employment Agreement is automatically terminated upon death. In the event of Mr. Cassidy’s death, all compensation owed to Mr. Cassidy shall be paid to his spouse or other beneficiaries. If, during the Term, Mr. Cassidy is incapacitated due to physical or mental illness or incapacity for more than thirty (30) days, in the aggregate during any 12-month period, the Company may, upon a minimum of ten (10) days’ prior written notice notify Mr. Cassidy that the Employment Agreement has been terminated, however, Mr. Cassidy shall be entitled to receive salary, benefits, and reimbursable expenses owed to him through the date of termination.

The foregoing description of Mr. Laker and Mr. Cassidy’s Employment Agreements are a summary only and are qualified in their entirety by reference to the full text of such documents, filed herewith as Exhibit 10.1 and 10.2, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement dated November 7, 2024, between Steven Laker and the registrant.

10.2	Executive Employment Agreement dated November 7, 2024, between James Cassidy and the registrant.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDwerks, Inc.

Date: November 12, 2024	By:	/s/ Steven C. Laker
	Name:	Steven C. Laker
	Title:	Chief Executive Officer